February 13, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     RE: USANA, INC. REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     As legal counsel for USANA, Inc., a Utah corporation (the "Company"), we are rendering this opinion in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of the USANA, Inc. Distributor Stock Purchase Plan (the "Plan") and 100,000 shares of Common Stock, no par value (the "Common Stock") to be offered and sold by the Selling Stockholder to the Plan through the Plan's independent agent.

     We have examined such instruments, documents and records as we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based on such examination, we are of the opinion that the Plan interests and the 100,000 shares of Common Stock of the Company being registered pursuant to the Registration Statement and to be sold by the Selling Stockholder are, respectively, duly authorized securities of the Company and, in the case of the Common Stock, duly authorized shares of Common Stock which, when sold, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

     This opinion is to be used only in connection with the Plan and the issuance of the Common Stock while the Registration Statement is in effect.

                               Respectfully submitted,


                               /s/ Durham, Evans, Jones & Pinegar
                               ----------------------------------
                               DURHAM, EVANS, JONES & PINEGAR,
                               A Professional Corporation